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                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         LITHIUM TECHNOLOGY CORPORATION
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (4) Date Filed:


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Notes:



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                                PRELIMINARY COPY

                         Lithium Technology Corporation
                                5115 Campus Drive
                           Plymouth Meeting, PA 19402


To our Stockholders:

      The Board of Directors has approved, and is requesting your approval of an amendment to the Company's certificate of incorporation increasing the number of authorized shares of Company common stock.

      The Board of Directors unanimously recommends that stockholders approve the proposed amendment, which is more fully described in the accompanying materials. Toward that end, the Board asks that you complete, sign and return the enclosed consent form by March 17, 2000. Your consent is important, since approval of the amendment requires the execution of written consents on behalf of the holders of a majority of the outstanding shares of common stock. As a result, if you do not return a properly completed and signed consent, you will effectively be voting against the amendment.

      The consent that the Board of Directors is soliciting will allow the Company to proceed with the proposed amendment of the certificate of incorporation without the necessity of convening a special meeting of stockholders.

     Please take a moment to review the materials and to complete, sign and return your consent.

Very truly yours,


David Cade
Chairman of the Board
and Chief Executive Officer

February __, 2000


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                                PRELIMINARY COPY

                         Lithium Technology Corporation
                                5115 Campus Drive
                           Plymouth Meeting, PA 19402


                              Consent Solicitation

                                February __, 2000

     This consent solicitation contains important information relating to a proposed amendment to the certificate of incorporation of Lithium Technology Corporation to increase its authorized common stock from 50,000,000 to 125,000,000 shares. The Board of Directors is recommending approval of the amendment.

     The following pages include information on:

     * the proposed amendment to the certificate of incorporation (questions 1 to 3);

     *    procedures for the consent solicitation (questions 4 to 10); and

     * current stock ownership and other matters relating to the Company (questions 11 and 12).

     This consent solicitation was first mailed to stockholders on February __, 2000. Stockholders are requested to return their consent forms by March 17, 2000.

               Amendment of the Certificate of Incorporation


1.   What is the proposed amendment to the Certificate of Incorporation?

     The Company's certificate of incorporation currently authorizes the issuance of a total of 50,100,000 shares, composed of 50,000,000 shares of common stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $0.01 per share. The proposed amendment will increase the total number of authorized shares to 125,100,000, and the number of shares of common stock authorized to 125,000,000. The amendment will modify the first paragraph of Article FOURTH of the certificate of incorporation to read as follows:

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 125,100,000 shares, composed of 125,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 100,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

     Each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized common stock. The new shares, like the currently authorized shares, will not have preemptive rights. The amendment will not change the par value of the common stock.


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     The amendment will not change the currently authorized number of shares of preferred stock, which will remain set at 100,000. No shares of preferred stock have been issued.

2.   Why is the amendment necessary?

     At February 2, 2000, the Company had outstanding: (i) options to purchase 5,163,377 shares of common stock, (ii) warrants to purchase 4,590,049 shares of common stock and (iii) $1,132,000 of Convertible Notes convertible into 11,320,000 shares of common stock at a conversion price of $.10, held by Pacific Lithium Limited. In addition, additional funds advanced to the Company by Pacific Lithium Limited will be convertible into shares of common stock at a conversion price of $.10

     All of the foregoing options and warrants are currently exercisable. The convertible notes are convertible upon the default of the Company or if the merger between the Company and Pacific Lithium Limited is not consummated.

     On February 2, 2000, the Company had outstanding 48,590,917 shares of common stock. The Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of common stock. The Company needs to increase the number of authorized shares of common stock in order to have an adequate reserve of common stock available for issuance upon exercise of outstanding options and warrants and conversion of the convertible notes.

3.   How will the additional authorized common stock be used?

     After the Amendment, assuming conversion of all of the currently outstanding options, warrants and convertible notes the Company will have approximately 70 million outstanding shares of common stock outstanding, leaving approximately 55 million shares available for future issuance upon conversion of any additional notes issued in connection with funds advanced to the Company by Pacific Lithium Limited after the date hereof as described in question 2 and for other valid corporate purposes such as incentive compensation. The newly authorized common stock will be available for issuance without further action by stockholders except as required by law. Current stockholders do not have preemptive rights, which means they do not have the right to purchase any new issuance of common stock in order to maintain their proportionate interests in the Company.

     The Company has no current plan or commitment to issue shares of stock for purposes other than those discussed above.

     The additional authorized shares could be used to discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board in opposing a takeover bid or a solicitation in opposition to management. Except as contemplated by the pending merger transaction with Pacific Lithium Limited, the Company is not currently aware of any effort to obtain control of the Company, and has no plans to use the new shares for purposes of discouraging any such effort.


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                            The Consent Solicitation


4.   Who is being asked to approve the amendment?

     Only stockholders of record at the close of business on February 11, 2000 are entitled to execute and deliver consents with respect to the proposed amendment. On that date, there were ____________ shares of Company common stock outstanding. Each share is entitled to one consent.

5.   What level of approval is required for the amendment?

     Approval of the amendment will require the execution and delivery to the Company of written consents on behalf of the holders of an absolute majority of the issued and outstanding shares of the Company's common stock.

6.   How do I consent to the amendment?

     You may consent to the proposed amendment with respect to your shares by completing and signing the enclosed consent form and returning it to the Company on or before the final consent date (as described in question 7 below).

     If your shares are held in "street name," your broker or nominee may authorize consent on your behalf if you do not direct your broker or nominee not to do so.

     Please note that not returning your consent or abstaining from the vote has the same impact as disapproving the amendment, since approval of the amendment requires written consent on behalf of the holders of an absolute majority of the common stock outstanding and entitled to vote, rather than simply a majority of those who actually execute and deliver consents.

7.   What is the deadline for delivering my consent?

     The Board of Directors has set March 17, 2000 as the targeted final date for receipt of consents. If the Company has received consents on behalf of the holders of a majority of the Company's common stock by that date, the consent solicitation will expire, and the Company will proceed with the amendment of the certificate of incorporation.

     The Board of Directors has reserved the right to extend the final date for receipt of consents beyond March 17, 2000 in the event that the requisite majority approval has not been obtained by that date. Any such extension may be made without notice to individual stockholders.

8.   Is my consent irrevocable?

     No. Even after you have submitted your consent form, you may file with the Secretary of the Company a notice of revocation or a subsequently dated consent form at any time before the final consent date.


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9.   What is the recommendation of the Board of Directors?

     The Board of Directors has approved the amendment of the certificate of incorporation and believes that the amendment is in the best interest of the Company and its stockholders. Accordingly, the Board recommends that stockholders consent to the amendment.

10.  How are costs of this solicitation being borne?

     The expenses of preparing, printing and mailing these consent solicitation materials are being borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit consents by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.


                             Additional Information

11.  Stock Ownership

     The following table gives information about the ownership of Company common stock as of February 2, 2000 by the directors, the chief executive officer, the four most highly compensated other executive officers and the executive officers and directors as a group and beneficial owners of more than 5% of the Company's common stock.

                                                                     Number of Shares
Name and Address of Beneficial Owner(1)                            Beneficially Owned(2)           Percent of Class(2)
---------------------------------------                            ---------------------           -------------------
David J. Cade                                                         1,365,011 (3)                       2.73%
George R. Ferment                                                     1,161,567 (4)                       2.34%
Stephen F. Hope                                                       1,289,607 (5)                       2.65%
Ralph D. Ketchum                                                        629,438 (6)                       1.42%
John D. McKey, Jr.                                                      617,535 (7)                       1.26%
Barry Huret                                                              13,334 (8)                       *
Arif Maskatia                                                            13,334 (9)                       *
John J. McFeeley                                                         13,334 (10)                      *
Thomas R. Thomsen                                                     1,227,411 (11)                      2.49%
All Directors and Officers as a Group (8 persons)+                    5,166,160 (12)                     10.07%

*      Less than 1%.

+      Includes LTC's directors and officers as of February 2, 2000

(1) The address of each beneficial owner is c/o Lithium Technology Corporation, 5115 Campus Drive, Plymouth Meeting, PA 19462.

(2) Includes shares of Common Stock underlying outstanding


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options which are exercisable by the beneficial owner with respect to whom the calculation is made, that may be acquired within 60 days after February 2, 2000 upon the exercise of such options.

(3) Consists of options to acquire shares of Common Stock that are exercisable within 60 days of February 2, 2000.

(4) Consists of options to acquire shares of Common Stock that are exercisable within 60 days of February 2, 2000.

(5) Includes options to acquire 35,000 shares of common stock. Includes 90,328 shares of Common Stock held by Hazel Hope, the Executrix of the Estate of Henry Hope.

(6) Includes options to acquire 58,334 shares of Common Stock that are exercisable within 60 days of February 2, 2000 and 7,999 shares held by Mr. Ketchum's spouse.

(7) Includes options to acquire 58,334 shares of Common Stock that are exercisable within 60 days of February 2, 2000.

(8) Consists of options to acquire shares of Common Stock that are exercisable within 60 days of February 2, 2000.

(9) Consists of options to acquire shares of Common Stock that are exercisable within 60 days of February 2, 2000.

(10) Consists of options to acquire shares of Common Stock that are exercisable within 60 days of February 2, 2000.

(11) Includes 257,454 shares of Common Stock which are covered by a voting proxy granted by a shareholder to Mr. Thomsen and options to acquire 723,334 shares of common stock that are exercisable within 60 days of February 2, 2000. Mr. Thomsen resigned as Chairman and Chief Executive Officer of the Company as of November 1, 1999.

(12) Includes options to acquire 2,718,248 shares of common stock that are exercisable within 60 days of February 2, 2000.


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12.  How can I obtain more information about the Company?

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by the Company at the SEC's public reference rooms in Washington, D.C., New York City, and Chicago, Illinois. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. You may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Corporate Secretary, c/o Lithium Technology Corporation, 5115 Campus Drive, Plymouth Meeting, PA 19462.


                              By order of the Board of Directors,


                              Gretchen Deming
                              Corporate Secretary



February __, 2000


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                                [Form of Consent]


================================================================================

                                PRELIMINARY COPY

Please mark vote as in example  /X/

                         LITHIUM TECHNOLOGY CORPORATION
                                  Consent Card
                  Solicited on Behalf of the Board of Directors

The undersigned hereby takes the following action with respect to all of the shares of common stock of Lithium Technology Corporation that the undersigned is entitled to vote:

Consents     Does Not     Abstains    To the amendment of the Certificate
             Consent                  of Incorporation of Lithium Technology
                                      Corporation to  increase the authorized
                                      number of shares of common stock to
  [ ]          [ ]          [ ]       125,000,000.

The Board of Directors unanimously recommends giving consent to the amendment.

Marking the box "CONSENTS" constitutes your written consent to the amendment. However, if no box is marked, your signature below will evidence your written consent to the amendment as recommended by the Board of Directors.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:                                      Date:
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Signature:                                      Date:
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